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                                                                    EXHIBIT n(1)


                               CONSENT OF COUNSEL

                             AIM FLOATING RATE FUND
                             ----------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Information - Legal Matters" in the Prospectus for AIM Floating Rate Fund, which is included in Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-72419), and Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09797), on Form N-2 of AIM Floating Rate Fund.





                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   -------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 29, 2002